Charter No. 1461
Comptroller of the Currency
Northeastern District
                              REPORT OF CONDITION
                                 CONSOLIDATING
                              DOMESTIC AND FOREIGN
                                SUBSIDIARIES OF


Citibank, N.A. of New York in the State of New York, at the close of business on September 30, 2000, published in response to call made by Comptroller of the Currency, under Title 12, United States Code, Section 161. Charter Number 1461 Comptroller of the Currency Northeastern District.


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ASSETS

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Thousands of dollars
Cash and balances due from depository institutions:
        Noninterest-bearing balances and currency and coin         $   8,554,000
        Interest-bearing balances                                     15,678,000
        Held-to-maturity securities                                            0
        Available-for-sale securities                                 38,563,000
        Federal funds sold and securities
                purchased under agreements to resell                   5,150,000

Loans and lease financing receivables:
        Loans and Leases, net of unearned income                   $ 244,199,000
        LESS: Allowance for loan and lease losses                      4,655,000
        Loans and leases, net of unearned income,
                allowance, and reserve                               239,544,000
        Trading assets                                                34,918,000
        Premises and fixed assets (including capitalized leases)       3,875,000
        Other real estate owned                                          305,000
        Investments in unconsolidated subsidiaries and
                associated companies                                   1,214,000
        Customers' liability to this bank
                on acceptances outstanding                             1,364,000
        Intangible assets                                              5,935,000
        Other assets                                                  13,898,000
                TOTAL ASSETS                                       $ 368,998,000

LIABILITIES
Deposits:
        In domestic offices                                        $  48,906,000
                Noninterest bearing $14,055,000
                Interest bearing                                      34,851,000
        In foreign offices, Edge and
                Agreement subsidiaries, and IBFs                     214,027,000
        Noninterest bearing                                           13,763,000
        Interest-bearing                                             200,264,000
        Federal funds purchased and securities sold
                under agreements to repurchase                        11,479,000
        Demand notes issued to the U.S. Treasury                               0
        Trading liabilities                                           24,753,000
Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases):

        With a remaining maturity of one year or less                 12,574,000
        With a remaining maturity of more than one year
                through three years                                    4,281,000
        With a remaining maturity of more
                than three years                                       2,544,000

        Bank's liability on acceptances executed and outstanding       1,404,000
        Subordinated notes and debentures                              8,200,000
        Other liabilities                                             14,355,000
                        TOTAL LIABILITIES                          $ 342,523,000

EQUITY CAPITAL
        Perpetual preferred stock  and related surplus                         0
        Common stock                                               $     751,000
        Surplus                                                       11,254,000
        Undivided profits and capital reserves                        15,349,000
        Net unrealized holding gains (losses)
                on available-for-sale securities                          (8,000)
        Accumulated net gains (losses) on cash flow hedges                     0
        Cumulative foreign currency translation adjustments             (871,000)
                TOTAL EQUITY CAPITAL                               $  26,475,000

                        TOTAL LIABILITIES AND EQUITY CAPITAL       $ 368,998,000

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I, Roger W. Trupin, Controller of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

ROGER W. TRUPIN
CONTROLLER

We, the undersigned directors, attest to the correctness of this Report of Condition. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

ALAN S. MacDonald
WILLIAM R. RHODES
VICTOR J. MENEZES
DIRECTORS